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                                                     EXHIBIT 4(A)


                   MONONGAHELA POWER COMPANY

                               TO

                        CITIBANK, N.A.,

                            Trustee




                         ______________



              Seventy-Sixth Supplemental Indenture

                  Dated as of November 1, 1997



                         ______________

   First Mortgage Bonds, Secured Medium-Term Notes, Series A

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     SEVENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as  of
November 1, 1997, between MONONGAHELA POWER COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the ACompany@), party of the first part, and CITIBANK, N.A. (formerly First National City Bank, into which
First  National  City Trust Company, formerly City  Bank  Farmers
Trust Company, was merged on January 15, 1963, and which has succeeded to First National City Trust Company, as Trustee under the Indenture hereinafter referred to), a national banking association incorporated and existing under the laws of the United States of America (hereinafter called the ATrustee@), as
Trustee  under  the  Indenture  dated  as  of  August  1,   1945,
hereinafter mentioned, party of the second part;

     Monongahela Power Company, a West Virginia corporation and a predecessor of the Company, has heretofore executed and delivered to the City Bank Farmers Trust Company its Indenture (hereinafter sometimes called the AOriginal Indenture@), dated as of August 1, 1945, which Indenture has been supplemented by indentures
supplemental   thereto,  numbered  First  through  Seventy-Fifth,
respectively.

     First Mortgage Bonds are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:


                                                       Principal
     Series                                             Amount
5 5/8% Series Due 2000                                 65,000,000
7 3/8% Series Due 2002                                 25,000,000
7 1/4% Series Due 2007                                 25,000,000
8 5/8% Series Due 2021                                 50,000,000
8 1/2% Series Due 2022                                 65,000,000
8 3/8% Series Due 2022                                 40,000,000
7 5/8% Series Due 2025                                 70,000,000

     Under the Original Indenture, as heretofore supplemented, any new series of bonds may at any time be established by the Board of Directors of the Company and certain terms and provisions thereof may be described by an appropriate supplemental indenture.

     Under the Original Indenture, as heretofore supplemented, the Company and the Trustee may enter into a supplemental indenture for the purpose of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent with the Original Indenture.

     The Company proposes to create under the Original Indenture, as heretofore supplemented and as supplemented hereby, a new series of Bonds, in the aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000), to be designated as AFirst Mortgage Bonds, Secured Medium-Term Notes, Series A"(the "Bonds of MTN Series A").

     All conditions and requirements necessary to authorize the execution, delivery and recording of this Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled.

     Now, Therefore, This Supplemental Indenture Witnesseth:

     That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable consideration, the receipt whereof is hereby acknowledged, it is hereby covenanted, declared, and agreed by and between the parties hereto, for the benefit of those who shall hold the Bonds, or any of them, issued or to be issued under the Indenture, as follows:


                             PART I

            Description of the Bonds of MTN Series A

     SECTION 1. The new series of bonds shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as AFirst Mortgage Bonds, Secured Medium-Term Notes, Series A" of the Company and shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Original Indenture as supplemented. The signatures of the officers executing the Bonds of MTN Series A on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

     The Bonds of MTN Series A shall be issued and authenticated from time to time in an aggregate principal amount not to exceed $200,000,000, upon receipt by the Trustee of a written order of the Company, in the form attached hereto as Annex A (the ACompany Order"), specifying:

          (a) the principal amount of such Bond, the interest rate of such Bond (which rate shall not exceed the maximum interest rate in respect of Bonds of MTN Series A set forth in the officers' certificate most recently delivered to the Trustee pursuant to Section 3(b) of Article III of the Indenture) and the interest payment dates in respect of such Bond (the "Interest Payment Dates");

          (b) the maturity date or dates of such Bond (which shall be not less than 9 months after the date of issue of such Bond);

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          (c)  the date or dates, if any, on which such Bond will
     be redeemable at the Company's option, and the redemption price or prices (or the manner of calculation) in respect thereof;

          (d) the date or dates, if any, on which such Bond will be repayable at the option of the registered holder (the "Holder"), the repayment price or prices (or the manner of calculation) in respect thereof and any other relevant terms of such repayment; and

          (e) in the case of a Discount Bond, the Issue Price. In the case of a Discount Bond, the Company Order shall be accompanied by an officers' certificate setting forth by formula the manner in which the Discount on such Bond shall accrue, such formula to be consistent with the method by which Discount shall accrue as set forth on the reverse of the Form of Bond set forth in Section 2 of this Part I.

The  Bonds of MTN Series A shall contain the terms set  forth  in the  Company  Order  (notwithstanding any contrary  provision  of
Article II, Section 1 of the Original Indenture), shall be issued in registered form without coupons in the denominations of $1,000 and any multiple thereof and, unless otherwise specified in the Company Order, the Bonds of MTN Series A shall be issued in global form, the depository therefor shall be The Depository Trust Company ("DTC"), such Bonds shall be registered in the name of Cede & Co. or any other nominee of DTC designated by DTC, and such Bonds shall be held by the Trustee as custodian for DTC and shall be exchangeable for certificated Bonds only in the circumstances set forth in the Legend appearing at the end of Form of Bond set forth in Section 2 of this Part I. The principal of and premium (if any) and interest on the Bonds of MTN Series A shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable at the agency of the Company in the Borough of Manhattan, The City of New York. In no event shall the Bonds of MTN Series A be issued and authenticated at an interest rate exceeding the maximum interest rate set forth in the officers= certificate most recently delivered to the Trustee pursuant to Section 3(b) of
Article III of the Indenture.

     Every Bond of MTN Series A shall be dated as of the date of its authentication and delivery, shall bear interest from the date specified in the Form of Bond set forth in Section 2 of this
Part I, payable on the Interest Payment Dates determined as set forth in such Form of Bond to the Holders of record thereof on the Record Dates determined as set forth in such Form of Bond.

     Any interest on any Bond of MTN Series A which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called ADefaulted Interest@) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

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          (1)   The Company may elect to make payment of any
     Defaulted Interest to the persons in whose names the Bonds of MTN Series A are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of MTN Series A and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the register for the Bonds of MTN Series A (the "Security Register"), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Bonds of MTN Series A are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of MTN Series A may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Bond of MTN Series A delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond of MTN Series A shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond of MTN Series A.

     SECTION  2.  The  Bonds of MTN Series A  and  the  Trustee=s
authentication   certificate  shall  be  substantially   in   the
following forms:

                         [FORM OF BOND]

                         [FACE OF BOND]

                        REGISTERED BOND

             See legend at the end of this Bond for
       restrictions on transferability and change of form

                   MONONGAHELA POWER COMPANY
       (Incorporated under the laws of the State of Ohio)
               SECURED MEDIUM-TERM NOTE, SERIES A
                       being a series of
                      FIRST MORTGAGE BONDS

                              ORIGINAL ISSUE DATE: ........................

No. R: ............................        PRINCIPAL AMOUNT: $.............

CUSIP:  ...........................        INTEREST RATE: .................

STATED MATURITY DATE:..............        INTEREST PAYMENT DATES:.........

INITIAL REDEMPTION DATE: ..........        [ ] CHECK IF DISCOUNT BOND......
                                               Issue Price:     %

INITIAL REDEMPTION                         ANNUAL REDEMPTION
  PERCENTAGE:                 %             PERCENTAGE REDUCTION:      %


OPTIONAL REPAYMENT DATE(S):

     MONONGAHELA POWER COMPANY, a corporation organized and ex isting under the laws of the State of Ohio (hereinafter called the ACompany@, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to___________________________, or to registered assigns, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date), the Principal Amount specified above, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency at the Interest Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date and will be payable to the registered holder (the AHolder@) of this Bond on the Record Date with respect to such second Interest Payment Date. Interest on this Bond will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Bond will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an AInterest Period@). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Holder in whose  name  this  Bond  (or one or more  predecessor  Bonds,  as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the ARecord Date@); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (ADefaulted Interest@) shall forthwith cease to be payable to the Holder on the close of business on the related Record Date and, instead, shall be paid to the person in whose name this Bond is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Bond by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Bond due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Bond (and, with respect to any applicable repayment of this Bond, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the

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Company for that purpose in  the  Borough  of
Manhattan, The City of New York, currently the principal corporate trust office of the Trustee located at 111 Wall Street, 5th Floor, New York, New York 10043, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Bonds (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, ABusiness Day@ means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Citibank, N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have manually signed the form of certificate endorsed hereon.

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     IN  WITNESS WHEREOF, Monongahela Power Company has caused  a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

     Dated:

                              MONONGAHELA POWER COMPANY

                                   By ................................
                                        Vice President

[CORPORATE SEAL]
Attest:

 ..............................
     Assistant Secretary



     This is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and the Seventy Sixth
Supplemental Indenture.

                                   Citibank, N.A., as Trustee,

                                   By .....................................
                                              Authorized Officer

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                       [REVERSE OF BOND]

                   MONONGAHELA POWER COMPANY
               SECURED MEDIUM-TERM NOTE, SERIES A
                       being a series of
                      FIRST MORTGAGE BONDS


     This Bond is one of an issue of the first mortgage bonds (the "Bonds") of the Company, issuable in series and is one of a series known as its First Mortgage Bonds, designated as Secured Medium-Term Notes, Series A, all bonds of all series issued and to be issued under and all equally secured by an indenture, dated as of August 1, 1945, executed by the Company to City Bank Farmers Trust Company, now Citibank, N.A.(herein called the "Trustee") (said indenture being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto (including the Seventy-Sixth Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the Holders of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 75% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or premium, if any, or interest on, this Bond, which are unconditional.

     The Bonds of this series are subject to redemption at any time or times, pursuant to Section 7 of Article VIII of the Indenture, at the option of the Company, upon payment of a Special Redemption Price of 100% of the principal amount so redeemed, together with accrued interest to the Redemption Date; subject to the condition that redemptions of the Bonds of this series during each 12-month period beginning April 30 at the Special Redemption Price may not exceed the greater of (x) 1% of the aggregate principal amount of the Bonds of this series issued and outstanding from time to time or (y) the lowest percentage so redeemed (zero, if none are redeemed) of Bonds of any other series then redeemable pursuant to such method during such period relative to the respective aggregate principal amount of Bonds of such series originally issued.

     In addition, this Bond will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000, at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the Redemption Date. The ARedemption Price@ shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Bond to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount to be redeemed.

     In the event of redemption of this Bond in part only, a new Bond of like series for the unredeemed portion hereof and otherwise having the same terms and provisions as this Bond shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. Any date fixed for redemption pursuant to the two preceding paragraphs is referred to herein as a ARedemption Date.@ Notice of any redemption shall be mailed by the Company, postage prepaid, not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holder of this Bond at such Holder=s address as the same shall appear on the Security Register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the Holder receives it.

     This Bond will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000, at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the ARepayment Date@). For this Bond to be repaid, this Bond must be received, together with the form hereon entitled AOption to Elect Repayment@ duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Bond in part only, a new Bond of like series for the unrepaid portion hereof and otherwise having the same terms and provisions as this Bond shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

     If this Bond is specified on the face hereof to be a Discount Bond, the amount payable to the Holder of this Bond in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount determined by the Company and notified to the Trustee, as defined below) and, in the event of any redemption of this Bond (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Bond is referred to herein as the "Discount".

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Bond, such Discount will be accrued so as to cause the yield on the Bond to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Bond will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the AInitial Period@) is shorter than the compounding period for this Bond, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the Holder hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series and terms of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series and terms of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

                            [LEGEND

     Unless and until this Bond is exchanged in whole or in part for certificated Bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the ADepositary@), this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this Bond is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any Bond to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Bond will be exchangeable for certificated Bonds of like series and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary or the Company becomes aware that the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company, in its sole discretion, determines that this Bond shall be exchangeable for certificated Bonds or (iii) an event of default shall have occurred and be continuing under the Indenture. Upon any such exchange, certificated Bonds shall be registered in the names of the beneficial owners of this Bond, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.]

                            FORM OF
                   OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Bond (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid
interest   accrued  hereon  to  the  Repayment   Date,   to   the
undersigned, at

   (Please print or type name and address of the undersigned)

     For this Bond to be repaid, the Trustee must receive at its principal corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Bond with this AOption to Elect Repayment@ form duly completed.

     If less than the entire principal amount of this Bond is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S. $1,000) of the Bonds to be issued to the Holder for the portion of this Bond not being repaid (in the absence of any such specification, one such Bond will be issued for the portion not being repaid).

Principal Amount
to be Repaid:   $
                                        Notice:  The signature(s) on this
Date: Option to Elect Repayment must correspond with the name(s) as written upon the face of this Bond in every particular, without alteration or enlargement or any change whatsoever.

     SECTION 3. Until the Bonds of MTN Series A in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, the Bonds of MTN Series A in temporary form, as provided in Section 9 of Article 11 of the Original Indenture.

                            PART II

     Article  III  of the Indenture is hereby amended  to  add  a
Section 7 which shall read as follows:

          "Section  7.     Bonds of any series that the Board  of
Directors has by or pursuant to Resolution authorized to be issued from time to time, the terms of which may vary among Bonds of such series to the extent permitted herein or by any Supplemental Indenture, shall be authenticated and delivered hereunder by the Trustee, from time to time, upon the receipt of
(i) the written order of the Company (the "Authentication Order") required by such Article hereof as shall be applicable to the issuance of the specific Bonds of such series, and (ii) the other documents required by such Article or any other applicable Articles for the issuance of Bonds of such series, which documents shall be delivered prior only to the first issuance of Bonds of such series, except that (A) the Company shall deliver a new officers' certificate pursuant to Section 3(b) of Article III of the Indenture to the Trustee if the officers' certificate most recently delivered to the Trustee pursuant to such section at the time that Bonds of any such series are to be issued does not reflect the net earnings of the Company for a period of twelve
(12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the Authentication Order is delivered to the Trustee in connection with such issuance and (B) if the Bonds of such series are to be authenticated pursuant to Section 4 of Article III of the Indenture, the Company shall have delivered (i) an engineer=s certificate pursuant to Section 4(a) of Article III of the Indenture in which the fair value of the property additions certified therein shall have been determined as of a date not more than ninety (90) days prior to the filing of such Authentication Order or (ii) if such engineer=s certificate shall have contained a determination of such fair value as of a date more than ninety (90) days prior to such filing, a certificate of the engineer who most recently delivered such a certificate to the Trustee confirming that the Trustee may continue to rely on such previously delivered certificate and in particular, that the determination of fair value contained in such certificate either has not changed or is correct as of a date (specified in such confirmation) not more than ninety (90) days prior to the filing of the Authentication Order or a new engineer's certificate pursuant to Section 4(a) of Article III of the Indenture and an opinion of counsel pursuant to Section 4(e) of Article III of the Indenture if such reliance by the Trustee cannot be confirmed by the engineer who most recently delivered an engineer's certificate."

                            PART III

                 Issue Of Bonds Of MTN Series A

     SECTION  1.  The maximum aggregate principal amount  of  the
Bonds   of  MTN  Series  A  which  may  from  time  to  time   be
authenticated  and  delivered hereunder is  Two  Hundred  Million
Dollars ($200,000,000) .

     SECTION 2. The Bonds of MTN Series A may forthwith be executed by the Company and delivered to the Trustee and shall from time to time be authenticated by the Trustee and delivered upon the receipt of the Company Order specifying the terms of such Bonds signed by the Company=s President or Vice President and Treasurer or Assistant Treasurer and upon compliance by the Company with the appropriate provisions and requirements of Articles III and XVIII of the Original Indenture at or prior to the first issuance of Bonds of such series (except as provided in Section 7 of Article III of the Indenture).


                            PART IV

                           Redemption

     SECTION 1. The Bonds of MTN Series A, if redeemable, shall be redeemable as set forth in the form of Bond of MTN Series A included in Section 2 of Part I hereof and in accordance with
Article V of the Original Indenture.

     SECTION 2. In case the Company shall desire to exercise its right to redeem any Bond or Bonds of MTN Series A, notice of redemption shall be mailed by the Company, postage prepaid, not less than thirty days and not more than sixty calendar days prior to the date of redemption, to the Holders of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the Security Register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the Holder receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the Holder of any such Bond of MTN Series A shall not affect the validity of the proceedings for the redemption of any other Bond of MTN Series A.


                             PART V

                     Covenants and Consents

     Notwithstanding that the Bonds of the 1984 Series no longer are outstanding, the covenant contained in Section 3 of Part V of the Seventeenth Supplemental Indenture shall remain in full force and effect and shall be binding upon the Company as long, but only as long, as any Bonds of MTN

 Series A are outstanding.   No consent  of  holders of Bonds of MTN
 Series A shall  be  required under the proviso in said Section 3.


                            PART VI

                          The Trustee

     The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as theretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

     The  present address of the Trustee is 111 Wall Street,  New
York, NY 10043.


                            PART VII

                    Miscellaneous Provisions

     For all purposes hereof, all terms contained in this Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture. The Supplemental Indentures referred to herein are indentures supplemental to the Original Indenture.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Monongahela Power Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said Citibank, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Senior Trust Officers, all as of the 1st day of November One thousand nine hundred and ninety seven.

                         MONONGAHELA POWER COMPANY


                         By:  /s/ James D. Latime
                                   Vice President

[SEAL]
Attested:

/s/ Eileen M. Beck
    Secretary


Signed, sealed and delivered by
  Monongahela Power Company
  in the presence of


/s/ Donna J. McIlwee
    As Witness


/s/ Margaret A. Bray
    As Witness

                         CITIBANK, N.A.,
                             As Trustee as aforesaid



                         By  /s/  Carol Ng
                                  Carol Ng
                                  Vice President

[SEAL]
Attested:


/s/ Florence Mills
   Senior Trust Officer

State of Maryland
County of Washington, to wit:


     I, Patti M. Sowers, a Notary Public of the State of Maryland, in and for the County of Washington, do certify that on this 12th day of November in the year 1997 before me, the subscriber, personally appeared James D. Latimer, Vice President, of MONONGAHELA POWER COMPANY, a corporation, who signed the writ ing above, bearing date as of the 1st day of November, 1997, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this 12th day of November, 1997.




                                   /s/ Patti M. Sowers
                                       Notary Public


[NOTARIAL SEAL]


State of New York
County of New York, to wit:

     I, Doris Ware, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 13th day of November in the year 1997 before me, the subscriber, personally appeared Carol Ng, a Vice President of CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, who signed the writing above, bearing date as of the 1st day of November, 1997, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this 13th day of November, 1997.

                                   /s/ Doris Ware
                                       Notary Public

[NOTARIAL SEAL]

State of New York        }
County of New York       }
ss.:


          Carol Ng, of full age, being duly sworn according to law, on his oath deposes and says: that Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, is the Trustee named in the foregoing Supplemental Indenture, dated as of the 1st day of November, 1997; that deponent is Vice President of said Trustee, and is duly authorized to make this affidavit and is the duly authorized agent of said Trustee, and, as such Vice President, had charge of the execution and delivery on behalf of said Trustee of said Supplemental Indenture and is the agent of said Trustee for the purpose of perfecting the same and that the consideration in said Supplemental Indenture is true and bona fide as therein set forth.


                                                /s/ Carol Ng
                                                    Vice President


Subscribed and sworn to before me this 13th day of November 1997

                                               /s/Doris Ware
                                                  Notary Public

Notary Public, State of New York
No. 01WA5017421
Qualified in Queens County
Commission Expires:  September 7, 1999

                            ANNEX A



                                        Monongahela Power Company

                                        Part of the Allegheny Power System

                                        1310 Fairmont Avenue
                                        P.O. Box 1392
                                        Fairmont, WV  26555-1392
                                        (304) 366-3000


                                        __________, ____




Citibank, N.A.
  As Trustee under the Indenture
  of Monongahela Power Company,
  dated as of August 1, 1945, as
  supplemented,
Corporate Agency & Trust Department
111 Wall Street - 5th Floor, Zone 2
New York, NY 10043

Gentlemen:

     Pursuant to (i) Sections 3, [4,] [6] and 7 of Article III of the above referenced Indenture, and (ii) the authentication order dated November 14, 1997 relating to First Mortgage Bonds, Secured Medium-Term Notes, Series A (referred to as the ABonds@ or ABonds of MTN Series A@), Monongahela Power Company (the ACompany@) hereby requests the authentication and delivery by you as Trustee of Bonds of MTN Series A having the following terms:


REGISTERED OWNER:
     TAXPAYER ID:
     ADDRESS:

CUSIP:                        STATED MATURITY DATE:

PRINCIPAL AMOUNT:  $          INITIAL REDEMPTION DATE:

                              INITIAL REDEMPTION

INTEREST RATE:                PERCENTAGE:     %

INTEREST PAYMENT DATES:       ANNUAL REDEMPTION
                                 PERCENTAGE REDUCTION:   %

[] CHECK IF DISCOUNT BOND     OPTIONAL REPAYMENT
Issue Price:       %          DATE(S):

SELLING AGENT:                TRADE DATE:

ORIGINAL ISSUE DATE:          AMOUNT OF PROCEEDS
                                TO THE COMPANY:

     The Company confirms that the aggregate principal amount of the Bonds of MTN Series A requested to be authenticated hereby, together with the aggregate principal amount of (i) all Bonds of MTN Series A heretofore requested to be authenticated and
(ii) all Medium Term Notes, Series A, of the Company heretofore issued by the Company does not exceed the aggregate principal amount of such securities heretofore registered by the Company for sale under the Securities Act of 1933, as amended. Based on the foregoing, you are hereby authorized and ordered to authenticate and deliver the Bonds under the above specified terms to ____________.


                                        _______________
                                        [Vice] President


                                        _______________
                                        [Assistant] Treasurer

                                    A-2